UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2009

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.
Urbana, Illinois  61801
(Address of principal executive offices) (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On September 21, 2009, First Busey Corporation, a Nevada corporation (the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with all the members of its board of directors, various executive officers and certain other accredited investors.  The Stock Purchase Agreement provides for the Purchasers’ purchase of a new series of Company mandatory convertible preferred stock offered in a private placement (the “Private Offering”).  See Item 8.01 for more detail.

The information provided in Item 8.01 is hereby incorporated in this Item 1.01 by reference.  Any description of the Stock Purchase Agreement is not complete and is qualified in its entirety to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02               Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 8.01 is hereby incorporated into this Item 3.02 by reference.

Item 8.01               Other Events.

The following disclosure includes information relating to the Company’s announced capital offerings as well as well as the Company’s preliminary projected third quarter 2009 financial results.

Capital Offerings

Public Offering of Common Stock.  Prior to the Nasdaq Global Select Market opening for trading on September 21, 2009, the Company issued a press release announcing that it had commenced an underwritten public offering (the “Public Offering”) of 18,000,000 shares of Company common stock.  Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC is acting as the sole bookrunning manager and for which FIG Partners, LLC is acting as co-manager.  The Company intends to grant the underwriters a 30-day option to purchase up to an additional 2,700,000 shares.

Certain investor slides used by the Company in connection with the Public Offering are filed as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

Entry into Stock Purchase Agreement for Sale of Mandatorily Convertible Preferred Stock.  On September 21, 2009, the Company also announced that it had entered into a Stock Purchase Agreement to sell, in a private placement, $39.3 million of a new series of mandatorily convertible preferred stock (“Series A Convertible Preferred Stock”).  Under the Stock Purchase Agreement, pending satisfaction of all the closing conditions described below, the Series A Convertible Preferred Stock will be sold to a small group of purchasers that includes all of the members of the board of directors, certain executive officers and certain other accredited investors.  This sale of Series A Convertible Preferred Stock pursuant to the Stock Purchase Agreement increased the amount of capital that the Company could raise because the Company has a limited number of authorized but unissued shares of common stock under its articles of incorporation.  The Company believes that all the Series A Convertible Preferred Stock to be issued will be Tier 1 capital for bank regulatory purposes.  The Series A Convertible Preferred Stock will not be registered with the Securities and Exchange Commission and will be issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933.

One of the Company’s directors, August C. Meyer, Jr., and certain members of his family, including his adult daughter, who currently beneficially owned more than 5% of the Company’s common stock (collectively, the “Meyer Family”), are purchasing Series A Convertible Preferred Stock pursuant to the Stock Purchase Agreement.  The Meyer Family’s substantial current ownership in the Company required it to file a change in control notice with the Federal Reserve Bank of Chicago (the “Federal Reserve”) and receive notice of non-objection to such change in control notice (the “CIBC Notice”) from the Federal Reserve.  Accordingly, the Meyer Family cannot purchase shares of the Series A Convertible Preferred Stock until it receives this notice of non-objection from the Federal Reserve.  The CIBC Notice to the Federal Reserve, which the Meyer Family filed on August 20, 2009, seeks permission for the Meyer Family, as a group, to increase its ownership level in the Company up to 19.9% of the Company’s outstanding common stock.

The Stock Purchase Agreement provides that the purchase of the shares of Series A Convertible Preferred Stock by each purchaser is subject to the closing of the Public Offering as well as the receipt by the Meyer Family of the notice of non-objection from the Federal Reserve with respect to its CIBC Notice.  The Stock Purchase Agreement provides that the closing of the Private Offering will occur promptly following the Meyer Family’s receipt of the required non-objection from the Federal Reserve and the closing of the Public Offering.

It is intended that the Series A Convertible Preferred Stock will remain outstanding for only a short period of time until the Company can hold a special meeting of its stockholders to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the common stock from 60 million to 100 million.  In addition, because the Company’s directors and executive officers are participating in the Private Offering, pursuant to Nasdaq listing rules, the stockholders are required to approve the conversion of the Series A Convertible Preferred Stock before the conversion provision of the Series A Convertible Preferred Stock can become operative.  In the Stock Purchase Agreement, the Company has committed to hold a special meeting of stockholders at which the Company’s stockholders will be asked to approve the amendment to the Company’s articles and the conversion of the Series A Convertible Preferred Stock.  The Purchasers have agreed to vote all shares of Company common stock in favor of these proposals.

The Company expects to hold the special meeting of stockholders in November 2009.  If the Company does not obtain the requisite stockholder approvals at this meeting, the Series A Convertible Preferred Stock will remain outstanding and the Company will present the approvals at a subsequent special meeting or at the 2010 annual meeting of stockholders.

If the Company’s stockholders do not approve either the conversion of the Series A Convertible Preferred Stock (as required by Nasdaq listing rules), which requires an affirmative vote of a majority of shares voting at the meeting, or the amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock (as required by Nevada law) to permit the conversion, which requires a vote of a majority of the shares issued and outstanding, the Series A Convertible Preferred Stock will remain outstanding and will not convert until the required stockholder approvals are obtained.

Upon receipt of the required stockholder approvals, the shares of Series A Convertible Preferred Stock will mandatorily and automatically convert into shares of Company common stock at a conversion rate equal to the per share price at which the Company’s common stock are sold in the Public Offering (subject to adjustment in certain customary circumstances to avoid dilution).  Upon conversion of the Series A Convertible Preferred Stock, accrued but unpaid dividends, if any, will convert into shares of Company common stock at the same price.

Until the shares of Series A Convertible Preferred Stock convert into shares of common stock, the holders of Series A Convertible Preferred Stock will be entitled to receive, on each share of Series A Convertible Preferred Stock if, as and when declared by the Company’s board of directors, cumulative cash dividends with respect to each dividend period at a per annum rate equal to 9.00% of the liquidation amount per share and the amount of accrued and unpaid dividends for any prior dividend period on such share of Series A Convertible Preferred Stock, if any.  Dividends will begin to accrue and be cumulative from the issuance date and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15.  Dividends not timely paid on the Series A Preferred Stock will also compound on each scheduled dividend payment date.

The Company may not pay dividends on common stock for a period unless all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Convertible Preferred Stock have been or are contemporaneously declared or paid in full.

With respect to distributions upon the liquidation, winding-up and dissolution of the Company, the Series A Convertible Preferred Stock will:

•                  rank senior and prior to the Company’s common stock, and each other class or series of equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series A Convertible Preferred Stock with respect to payment of dividends or rights upon the Company’s liquidation, dissolution or winding up of the affairs in the amount of $100,000 per share plus the amount of any accrued and unpaid dividends, whether or not declared;

•                  rank on a parity with each other class or series of the Company’s equity securities, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series A Convertible Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•                  rank junior to each other class or series of the Company’s equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series A

Convertible Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the Company’s affairs.

The Series A Convertible Preferred Stock is perpetual and is not redeemable by the Company, or by the holders of the Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock will not have any voting rights, except to the extent required by Nevada law.  At the closing of the Private Placement, the Company will enter into a registration rights agreement with the Purchasers to grant them mandatory, demand and piggyback registration rights with respect to the shares of the common stock issuable upon conversion of the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock will rank on a priority with the $100 million aggregate liquidation preference of Series T Preferred Stock, which the Company issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program, as to dividends and upon liquidation, dissolution or winding up of the Company.

Preliminary Projected Third Quarter 2009 Financial Results

On September 21, 2009, the Company filed a Preliminary Prospectus Supplement relating to the underwritten public offering of its common stock in which the Company made the following disclosures relating to its preliminary projected third quarter 2009 financial results:

Projected Charge-Offs and Provision for Loan Losses.  In the second quarter of 2009, the Company recognized a provision for loan losses of $47.5 million, which was significantly higher than in previous quarters and which led to a net loss for that quarter of $20.5 million.  The Company has continued to proactively address problem assets and risks in its loan portfolio, and it performed an internal analysis of effects of possible losses on its capital position as of June 30, 2009 during the third quarter of 2009.

In early September 2009, the Company engaged a nationally recognized firm to conduct an independent review of its credit risk ratings or loan grading methodology.  This firm reviewed 119 Florida commercial loans from approximately 88 relationships with individual balances of $1 million or more and an aggregate principal balance of approximately $341 million, or approximately 70% of the Company’s total Florida commercial loan portfolio.  It also reviewed 720 Illinois and Indiana commercial loans from approximately 314 relationships with balances of $2 million or more, and with an aggregate principal balance of approximately $1.2 billion, or approximately 50% of the Company’s Illinois/Indiana commercial loan portfolio.

During September, concurrently with the outside review of the Company’s credit grading, the Company intensively reviewed its loan portfolio and evaluated its credit ratings, its allowance for loan losses and the need for additional provisions for loan losses, charge-offs and loan impairments.  The outside firm has completed its preliminary review, and has discussed its preliminary findings with Company management, but has not yet prepared a report.  As part of preparing a report, the outside firm discusses differences in credit ratings with the Company, and evaluates additional information to narrow differences between the Company and the firm’s ratings grades, especially where the outside firm’s rating was lower than the Company’s but where the outside firm may have lacked complete information on the credit.  The outside firm has informed Company management that it believes the Company’s credit risk ratings are reasonable, and based upon initial data and discussions, it appears that the outside firm and the Company’s loan review grades are generally consistent with each other.

The Company uses its loan grading system and the related loan portfolio reviews to establish an allowance for loan losses that it believes will be adequate, to provide provisions for loan losses and to make loan impairment and charge-off decisions.  The outside firm did not evaluate the adequacy of the Company’s allowance for loan losses or the capital effects of the risks of loss in the Company’s loan portfolio.  However, its review and its preliminary conclusions about the Company’s credit grading methodology supports the conclusions the Company has drawn from its internal review as to the reasonableness of its allowance for loan losses, provisions for loan losses, and loan impairments and charge-offs.

The Company has determined to write down problem credits aggressively, notably those in its Florida commercial loan portfolio, during the third quarter of 2009.  As a result, the Company currently anticipates that it will recognize total net charge-offs between $110 million and $115 million and recognize a provision for loan losses of between $120 million and $125 million for the quarter ended September 30, 2009.  Approximately 95% of these expected charge-offs and additional provisions for loan losses are attributable to the Company’s Florida operations.  Due to the significant expected charge-offs and loan loss provision, the Company anticipates recognizing a net loss for the quarter ended September 30, 2009 of between $62.5 million and $67.5 million, not including any potential goodwill impairment charges.

Because of the work the Company has done internally and with the outside firm, including the more adverse assumptions applied to the Company’s Florida commercial loan portfolio, the Company believes that its loan charge-offs and impairments, and its rate of added provisions for loan losses in future quarters, starting with the fourth quarter of 2009, should be significantly lower than the Company’s experience in the last few quarters.

Potential Goodwill Impairment.  In addition to the projected charge-offs and provision for loan losses, the Company’s net income for the third quarter of 2009 could be materially negatively affected by a potential non-cash goodwill impairment charge.  As of June 30, 2009, the Company had $228.9 million of goodwill, of which $208.2 million related to Busey Bank, the Company’s wholly owned principal banking subsidiary.  The Company generally assesses its goodwill for impairment on an annual basis as of December 31.  As of March 31, 2009, and June 30, 2009, however, the Company’s market capitalization (market value of total common shares outstanding) was less than its stockholders’ common equity, which indicated that goodwill may have been impaired.  As a result, the Company’s management performed a valuation analysis of the Company’s goodwill and concluded that the Company’s remaining goodwill was not impaired as of March 31, 2009 or June 30, 2009.  The Company will perform another valuation analysis as of September 30, 2009 and believes that the first step of its goodwill analysis will indicate impairment that will require further testing.

Because the analysis of goodwill is a complex process that requires the use of multiple valuation methodologies and relies on several variables that cannot be determined at this time, the Company cannot predict at this time the results of its analysis of goodwill impairment.  However, based on management’s preliminary analysis as of September 21, 2009, including the impact of the significant provision for loan losses that the Company expects to recognize during the third quarter of 2009 as discussed above, the Company believes there is a substantial likelihood that the Company’s goodwill will be deemed to be impaired as of the September 30, 2009 testing date.  If that is the case, the Company will be required to recognize a significant non-cash goodwill impairment charge in the third quarter of 2009.  It is possible that all or substantially all of the $208.2 million of goodwill related to Busey Bank recorded on the Company’s balance sheet as of June 30, 2009 could be impaired.  Any non-cash goodwill impairment charge would further increase the net loss that the

Company expects to realize for the quarter ending September 30, 2009 due to the expected significant provision for loan losses previously discussed, but such a goodwill impairment charge would not negatively affect, in any material way, the Company’s liquidity or materially change the Company’s regulatory capital ratios or other capital ratios, including tangible common equity to tangible assets and tangible common equity to risk-weighted assets ratios.  The Company does not expect that its approximately $20.7 million goodwill related to Busey Wealth Management or FirsTech will be impaired

Non-Compliance with Financial Covenants in Credit Agreement.  The Company is a borrower under that certain Amended and Restated Credit Agreement, dated as of May 31, 2009, with JPMorgan Chase Bank, N.A.  The $46.0 million credit facility provided by the credit agreement is comprised of a term loan of $26.0 million and a line of credit of up to $20.0 million.  The credit facility is secured by all of the capital stock of Busey Bank.  Pursuant to the terms of the agreement, the term loan matures on June 1, 2011, and the line of credit matures on May 31, 2010.  As of September 18, 2009, the Company had $26.0 million in principal amount outstanding on the term loan and $250,000 principal amount outstanding on the line of credit.  The Company has made all required interest payments on the outstanding principal amounts on a timely basis.

The credit agreement contains certain representations and warranties and financial and negative covenants.  A breach of any of these covenants could result in a default under the credit agreement. If measured as of September 21, 2009, the Company would not be in compliance with two of the financial covenants in the credit agreement and management does not expect to be in compliance with these covenants when they are tested as of September 30, 2009.  The first such covenant requires that the Company maintain, at all times following June 30, 2009, a ratio of nonperforming loans plus other real estate owned to total loans plus other real estate owned of not more than 5.50%.  The second covenant requires that the Company maintain, at all times, an annualized return on average assets ratio of not less than 0.40%.  It is also unlikely that the Company will be able to comply with these covenants during at least the next two quarters following the quarter ending September 30, 2009, and it is possible that the Company will not be in compliance with other covenants in the credit agreement in the future.  Although the Company expects to satisfy the minimum return on average assets ratio within the two quarters following the quarter ending September 30, 2009, restoring the Company’s performing loans ratio to the minimum level may take longer depending on market conditions.

The Company has notified the lender that if measured as of September 21, 2009, it would not be in compliance with those specific financial covenants and that the Company does not expect to be in compliance at September 30, 2009.  The Company has not been in compliance with certain financial covenants in previous quarters and the lender has granted the Company waivers of noncompliance.  The Company is in discussions with the lender regarding the potential resolution of these issues for the third quarter of 2009, including a waiver of noncompliance, and the Company believes that it will come to an acceptable agreement with the lender.

Failure to be in compliance with any of the covenants in the credit agreement would give rise to an event of default under the credit agreement.  The credit agreement provides that upon an event of default as the result of the Company’s failure to comply with a covenant, the lender may immediately (i) terminate all commitments to extend further credit, (ii) declare amounts outstanding under the line of credit and the term loan immediately due and payable, (iii) impose a default rate of interest (iv) exercise all of its rights of setoff that the lender may have contractually, by law, in equity or otherwise, and (v) foreclose on all the capital stock the Company owns in Busey Bank, its principal subsidiary, which the Company has pledged to the lender.  If the lender were to exercise its remedies under the credit agreement following an event of default, the Company could lose its principal asset and source of earnings, and the Company’s financial position, liquidity and earnings could be materially adversely affected, and would be materially and adversely affected upon foreclosure of Busey Bank stock.  However, if the lender does not grant a waiver or is unwilling to change the terms of the covenants to the Company’s satisfaction, then the Company intends to use available cash, which may include a portion of the proceeds from the Public Offering and the separate Private Placement to retire the $26.0 million principal amount due and outstanding to the lender pursuant to the term loan and repay any amounts owing under the line of credit.

Correcting Information

The information set forth below corrects certain information as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”):

Book Value Per Share as of December 31, 2009.  On page 23 in the table “Selected Consolidated Financial Information” in Part II, Item 6 of the 2008 Form 10-K, the Company incorrectly reported the per share book value as of December 31, 2008.  The correct book value was $12.70 as of December 31, 2008, not $12.36 as reported.  Book value is calculated by dividing total capital by common shares outstanding as of the end of the period.

Commitments under Standby Letters of Credit, Unused Lines of Credit and Other Conditionally Approved Credit Lines.  In Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2008 Form 10-K, the Company incorrectly reported that its commitments under standby letters of credit, unused lines of credit and other conditionally approved credit lines, totaled approximately $687.8 million as of December 31, 2008.  The correct amount as of December 31, 2008 was approximately $733.1 million.

Forward-Looking Statement

Certain statements contained in this Form 8-K that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act.  These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain assumptions and estimates describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim” and similar expressions.  These forward-looking statements include statements relating to the Company’s projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, the Company’s business and growth strategies and any other statements that are not historical facts.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors.  Factors that could have a material adverse effect on the Company’s financial condition, results of operations and future prospects can be found in the under Item 1A “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2008.  These factors include, but are not limited to, the following: (i) the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality; (ii) governmental monetary and fiscal policies; (iii) legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by the Company’s regulators, and changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverages; (iv) changes in accounting policies, rules and practices; (v) the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and other interest sensitive assets and liabilities; (vi) the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (vii) changes in borrowers’ credit risks and payment behaviors; (viii) changes in the availability and cost of credit and capital in the financial markets; (ix) changes in the prices, values and sales volumes of residential and commercial real estate; (x) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (xi) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (xii)changes in technology or products that may be more difficult, costly, or less effective than anticipated; (xiii) the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, storms, droughts, tornados and flooding, that may affect general economic conditions, including agricultural production and demand and prices for agricultural goods and land used for agricultural purposes, generally and in the Company’s markets; (xiv) the failure of assumptions and estimates used in the Company’s review of its loan portfolio, the review of the Company’s credit grading methods by an independent firm and the Company’s analysis of its capital position; (xv) the risk that the Company’s deferred tax assets could be reduced if estimates of future taxable income from operations and tax planning strategies are less than currently estimated, and sales of the Company’s capital stock in the underwritten public offering described herein and/or other transfers of the Company’s capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes.

Because of those risks and other uncertainties, the Company’s actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements.  In addition, the Company’s past results of operations are not necessarily indicative of its future results.  You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  The Company is not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law.  The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Stock Purchase Agreement

	99.2	Investor slides

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2009	FIRST BUSEY CORPORATION

	By:	/s/ Van Dukeman
	Name:	Van Dukeman
	Title:	Chief Executive Officer